UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2014, Plug Power Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company as the sole manager (the “Underwriter”), related to the underwritten registered offering (the “Offering”) of an aggregate of 3,902,440 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The offering price was $5.74 per share and the Underwriter will purchase the Common Stock from the Company at a discounted price of $5.51 per share, representing a four percent (4%) discount to the public offering price.

The Offering is expected to close on March 11, 2014, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $21.5 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company. The Offering is being made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-173268), which was filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2011 and declared effective by the Commission on April 8, 2011, as well as an additional registration statement on Form S-3 filed by the Company on March 6, 2014 pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), and is described in more detail in a prospectus supplement dated March 6, 2014 and an accompanying base prospectus dated April 1, 2011.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

The Underwriting Agreement is attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 hereto. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

On March 6, 2014, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated as of March 6, 2014 by and between Plug Power Inc. and Cowen and Company

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

99.1	Press release of Plug Power Inc. issued March 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: March 6, 2014	By:	/s/ Andrew Marsh
Andrew Marsh, President and Chief Executive Officer.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of March 6, 2014 by and between Plug Power Inc. and Cowen and Company

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

99.1	Press release of Plug Power Inc. issued March 6, 2014

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